UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 11, 2005

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). SFAS 123R will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Benchmark Electronics, Inc. (the Company) is required to adopt the revised standard in the first quarter of 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the consolidated statement of income in the financial statements.

On May 11, 2005, in response to the accounting standard referenced above, the Company’s Board of Directors approved accelerating the vesting of out-of-the-money, unvested stock options held by current employees, including executive officers, and the Chairman of the Board of Directors. No options held by non-employee directors were subject to acceleration. An option was considered out-of-the-money if the stated option exercise price was greater than the closing price, $28.30, of the Company’s common stock on the day the Board of Directors approved the acceleration. The accelerated vesting was effective as of May 11, 2005. The following table summarizes the options subject to acceleration:

	Aggregate Number of
	Shares Issuable	Weighted Average
	Under Accelerated	Exercise
	Stock Options	Price per Share

Directors and Executive Officers
Donald E. Nigbor	85,000	$35.28
Cary T. Fu	100,000	$35.63
Gayla J. Delly	45,000	$35.56
Steven A. Barton	17,000	$35.52

Total Directors and Executive Officers	247,000	$35.49

All other employees	841,750	$35.59

Total	1,088,750	$35.56

The decision to accelerate vesting of these options was made to avoid recognizing compensation cost in the statement of income in future financial statements upon the effectiveness of SFAS 123R. It is estimated that the maximum future compensation expense that will be avoided, based on the Company’s implementation date for SFAS 123R of January 1, 2006, is approximately $6.8 million, of which approximately $2.5 million is related to options held by executive officers and the Chairman of the Board of the Company. The Company will report the avoided future compensation expense in the 2005 financial statements as pro forma footnote disclosures, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 16, 2005	By:	/s/	CARY T. FU
Cary T. Fu
Chief Executive Officer